                                 Exhibit 99.2

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              ------------------


                                   FORM 11-K


                                 ANNUAL REPORT
                       PURSUANT TO SECTION 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


[X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.

For the fiscal year ended: December 31, 1998

[_] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.

For the transition period from __________ to __________


Commission file number: 1-4850


  A. Full title of plan and the address of the plan, if different from that of the issuer named below: CSC Outsourcing Inc. Hourly Savings Plan

  B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office: Computer Sciences Corporation
                                   2100 East Grand Avenue
                                   El Segundo, California 90245

                               TABLE OF CONTENTS
                               -----------------

Description                                                             Page
-----------                                                             ----
(a)  Financial Statements:

     Independent Auditors' Report ..................................      3

     Statements of Net Assets Available for Benefits
     As of December 31, 1998 and 1997 ..............................      4

     Statements of Changes in Net Assets Available for Benefits
     For the Years Ended December 31, 1998 and 1997 ................      5

     Notes to Financial Statements .................................      6

(b)  Exhibit:

     Independent Auditors' Consent .................................     E-1

(c)  Supplemental Schedules:

     Schedule of Assets Held for Investment Purposes ...............     S-1

     Schedule of Reportable Transactions ...........................     S-2

INDEPENDENT AUDITORS' REPORT


Employee Retirement Plan Committee
Computer Sciences Corporation
El Segundo, California

We have audited the accompanying statements of net assets available for benefits of the CSC Outsourcing Inc. Hourly Savings Plan (the "Plan") as of December 31, 1998 and 1997, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1998 and 1997, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in Section C of the table of contents are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. Such schedules have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/Deloitte & Touche LLP
June 11, 1999
Los Angeles, California

                   CSC OUTSOURCING INC. HOURLY SAVINGS PLAN

                           STATEMENTS OF NET ASSETS
                            AVAILABLE  FOR BENEFITS


                                                            December 31
                                                      -----------------------
                                                         1998          1997
                                                      ----------    ---------
ASSETS
 Investments (Notes 2, 5, 8 and 9):
  Short-term                                          $   14,587   $   24,281
  Long-term--at fair value
   Mellon Capital Government Bond Fund                   981,182      972,097
   Brinson U.S. Equity Fund                            1,591,617    1,502,152
   CSC common stock                                      666,915      438,292
  Employee loans (Note 6)                                 13,983       17,258
  Interest in Master Trust                             1,906,881      714,880
  Guaranteed investment contracts
   --at contract value                                              1,394,969
                                                      ----------   ----------
 Total investments                                     5,175,165    5,063,929
                                                      ----------   ----------

 Receivables:
  Participants' Contributions                              2,129        7,172
  Employer Contributions                                   1,412
  Other                                                   10,683        1,573
                                                      ----------   ----------
 Total receivables                                        14,224        8,745
                                                      ----------   ----------
  Total assets                                         5,189,389    5,072,674
                                                      ----------   ----------

LIABILITIES
 Accrued expenses                                          3,641        1,323
 Other                                                    13,579        1,390
                                                      ----------   ----------
  Total Liabilities                                       17,220        2,713
                                                      ----------   ----------
NET ASSETS AVAILABLE FOR BENEFITS                     $5,172,169   $5,069,961
                                                      ==========   ==========

                       See notes to financial statements

                   CSC OUTSOURCING INC. HOURLY SAVINGS PLAN

                      STATEMENTS OF CHANGES IN NET ASSETS
                            AVAILABLE  FOR BENEFITS


                                                         For the Years Ended
                                                             December 31
                                                      -------------------------
                                                         1998          1997
                                                      -----------   -----------
ADDITIONS
 Investment Income:
  Net appreciation in fair value of
   Investments                                        $  378,557    $  199,727
  Interest                                                81,547       155,032
  Dividends                                               64,841       107,411
  Plan interest in Master Trust
   investment income                                      89,229        19,303
                                                      ----------    ----------
                                                         614,174       481,473
  Investment Management Fees                              (6,856)       (4,092)
                                                      ----------    ----------
                                                         607,318       477,381

 Contributions:
  Employee                                               182,437       183,550
  Employer                                                78,049        79,199
                                                      ----------    ----------
                                                         260,486       262,749
                                                      ----------    ----------
   Total Additions                                       867,804       740,130
                                                      ----------    ----------

DEDUCTIONS
 Distributions to Participants
  (Notes 1 and 7)                                        765,596       945,711
                                                      ----------    ----------
   Total Deductions                                      765,596       945,711
                                                      ----------    ----------
    Net Increase (Decrease)                              102,208      (205,581)

Net assets available for benefits at
 beginning of year                                     5,069,961     5,275,542
                                                      ----------    ----------
NET ASSETS AVAILABLE FOR BENEFITS AT
END OF YEAR                                           $5,172,169    $5,069,961
                                                      ==========    ==========

                       See notes to financial statements

                   CSC OUTSOURCING INC. HOURLY SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   For the Two Years Ended December 31, 1998


Note 1     Description of the Plan
           -----------------------

The following brief description of the CSC Outsourcing Inc. Hourly Savings Plan (the "Plan"), formerly the TMD Hourly Savings Plan, of CSC Outsourcing Inc. (the "Company") is provided for general information purposes only. Participants should refer to the Plan document for more complete information.

The Plan became effective May 2, 1992, as a result of the Company acquiring the Data Systems Division of General Dynamics Corporation. The Plan is administered by a committee consisting of four members who are appointed by the Board of Directors of the Company and serve without compensation, being reimbursed by the Company for all expenditures incurred in the discharge of their duties as members of the committee. The committee has the power to interpret, construe and administer the Plan and to decide any dispute which may arise under the Plan. The Bank of New York (the "Trustee") administers the Plan pursuant to a Trust Agreement entered into with the Company. Certain administrative expenses (including Trustee fees) incurred for services rendered to the Plan are paid by the Company.

The Plan is a voluntary, contributory, defined contribution plan and is intended to satisfy the requirements of Section 401(a) and 401(k) of the Internal Revenue Code (the "Code"). It is also subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

The Company reserves the right to discontinue contributions and to terminate the Plan subject to the provisions of ERISA. Upon such termination, the participants' rights to the Company's contributions vest immediately and the account balances are fully paid to the participants.

Eligibility and Participation
-----------------------------

Employees are eligible to participate on specified enrollment dates if they satisfy the Plan's service requirements, are hourly paid employees of CSC Outsourcing Inc. and are members of a collective bargaining unit for which participation in this Plan has been provided by negotiated agreement. A rehired eligible employee may receive service credit for his or her previous employment and is eligible to rejoin the Plan on the next enrollment date.

There were approximately 137 and 121 participating employees at December 31, 1998 and 1997, respectively.

                   CSC OUTSOURCING INC. HOURLY SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   For the Two Years Ended December 31, 1998


Employee and Company Contributions
----------------------------------

A participant may authorize before-tax and after-tax contributions to the Plan subject to a maximum level of contributions (a certain percentage of base earnings), as specified by the bargaining agreement covering the employee. Depending on the investment election option the participant elects, the Company will contribute, and forward to the trust fund $0.50 for each $1.00 of the employee matched contribution together with the participant's before-tax and after-tax contribution.

Participants in certain bargaining units who direct 100 percent of their contributions to the Plan's stock fund will receive a monthly matching contribution of $1.00 for each $1.00 of employee matched contributions. Participants under certain bargaining units may contribute additional unmatched contributions at various percentages of base earnings to a maximum specified by the union agreement covering the employee, but only if a participant contributes the maximum matched percentage for which he or she is eligible. The employee's base earnings deferred and contributed to the Trust fund cannot exceed $10,000 for calendar year 1998, the maximum allowable under the Code. Annual after-tax contributions to the Plan (including employee and Company matching contributions) are limited to $30,000 for each participant. Any compensation deferral in excess of $10,000 and any after-tax contributions with matching Company contributions in excess of $30,000, together with income allocable to those excess contributions will be returned to a participant. Any matching Company contributions attributable to any excess contribution, and income allocable thereto, will either be returned to the Company or applied to reduce future matching Company contributions.

Participants may change their investment elections as of any enrollment date if at least a 30 day prior notice is given. However, participants under certain circumstances may be eligible to change their investment elections within a 30 day window period. Participants may transfer their existing account balances in 25 percent increments. Transfer elections are effective on the first quarterly enrollment date following receipt of a 30 day prior notice from the participant.

Company contributions - In accordance with the provisions of the Plan, the Trustee must promptly invest matching Company contributions paid into the trust fund in the same funds as the participant contributions.

The Plan does not permit employees to rollover a qualified distribution from another plan.

                   CSC OUTSOURCING INC. HOURLY SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   For the Two Years Ended December 31, 1998


Participant Accounts
--------------------

Each participant's account is credited with the participant's contribution and the Company's matching contribution and allocations of Plan earnings, and is charged with an allocation of investment management fees. Allocations are based on participant earnings or account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

Vesting of Participants' Interests/Forfeitures
----------------------------------------------

Participants are 100 percent vested at all times in their before-tax and after-tax contribution accounts. Each participant has a vested interest in the value of his or her Company matching contributions account and investment earnings thereon equal to 100 percent after completing five full years of service.

The five-year cliff vesting schedule is overridden under extraordinary circumstances as specified in the Plan document, in which the participant (or beneficiary(ies)) immediately becomes fully vested in all employer contributions and earnings, regardless of his or her number of years of service.

Any nonvested balances will be immediately forfeited from the participant's account at termination.

Distributable Amounts, Withdrawals and Refunds
----------------------------------------------

The entire balance in all accounts is distributed to participants who retire, die, become disabled, are laid-off for four consecutive weeks, are discharged without fault, or who involuntarily enter military service. Participants who terminate for other reasons receive their vested balances. Nonvested balances are forfeited immediately. The amounts distributed during 1998 and 1997 totaled $765,596 and $945,711, respectively.

While still an employee, a participant may make an in-service withdrawal of all or a portion of his or her after-tax contributions, subject to frequency of withdrawal penalties, as well as vested Company matching contributions, plus the earnings on those amounts. Upon at least a 30 day written notice to the Committee, a participant may make a hardship withdrawal of his or her before-tax and after-tax contributions, as well as vested Company matching contributions if the Committee finds, after considering the participant's request, that an adequate financial hardship and resulting need for such amount has been demonstrated by the participant. Both types of withdrawals are subject to certain restrictions as described in the Plan document. No hardship withdrawals were made in 1998 and 1997.

Note 2     Summary of Significant Accounting Policies
           ------------------------------------------

The accounting and reporting policies followed in preparation of the financial statements of the Plan of the Company conform with generally accepted accounting principles. The following is a summary of the significant policies.

                   CSC OUTSOURCING INC. HOURLY SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   For the Two Years Ended December 31, 1998


Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period.
Actual results could differ from those estimates.

Assets of the Plan
------------------

The assets of the Plan are held in a trust with four sub-accounts. The investment income in the respective sub-accounts is allocated to the participants. Contributions to, and payments from, the Plan are specifically identified to the applicable sub-accounts within the trust.

Security Transactions
---------------------

Security transactions are accounted for on a trade date basis. Dividend income is recorded on the ex-dividend date. Interest income is accounted for on the accrual basis.

In general, participants in the Stock Fund receive distributions in certificates for shares of the common stock of the Computer Sciences Corporation.

Valuation of Investment Securities
----------------------------------

Investments in common stocks and institutional investment vehicles are stated at fair value based upon closing sales prices reported on recognized securities exchanges on the last business day of the plan year or, for the listed securities having no sales reported and for unlisted securities, upon last reported bid prices on that date. Investments in short-term securities are stated at cost which approximates fair value.

Valuation of Guaranteed Investment Contracts
--------------------------------------------

The Plan held guaranteed investment contracts, which are considered to be fully benefit responsive as access to the funds of these contracts is not restricted. The guaranteed investment contracts are valued at contract value in accordance with SOP 94-4. Contract value represents contributions made by participants, plus interest at the contract rates, less withdrawals or transfers by participants.

Based on treasury yield curves for similar type investments, the fair value of guaranteed investment contracts at December 31, 1998 and 1997, was approximately $0 and $1,407,371, respectively. The average yield and average crediting interest rate was approximately 7.64% for 1997. The crediting interest rate is based on an agreed-upon formula with the issuer, but cannot be less than zero.

                   CSC OUTSOURCING INC. HOURLY SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   For the Two Years Ended December 31, 1998


Payment of Benefits
-------------------

Benefits are recorded when paid.

Note 3     Income Tax Status
           -----------------

The Internal Revenue Service has determined and informed the Company by a letter dated June 1, 1995, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC).

The Committee believes that the Plan is designed and operated to qualify under
Section 401(a) of the Code and, with respect to its qualified cash or deferred arrangement, under Section 401(k) of the Code. Since the requirements of
Section 401(k) of the Code are satisfied, the following tax consequences result:

(i) A participant is not subject to federal income tax on Company contributions to the Plan or on income or realized gains in Plan Accounts attributable to the participant until a distribution from the Plan is made to him or her.

(ii) The participant is able to exclude from his or her income for federal income tax purposes, the amount of his or her compensation deferral contributions, subject to a maximum exclusion of $10,000 and $9,500 for 1998 and 1997 taxable years of the participant, respectively.

(iii) On distribution of a participant's vested interest in the Plan, the participant generally is subject to federal income taxation, except that: (1) tax on "net unrealized appreciation" on any Computer Sciences Corporation stock distributed as a part of a "lump sum distribution" generally would be deferred until the participant disposes of such stock, and (2) tax may be deferred to the extent the participant is eligible for and complies with certain rules permitting the "rollover" of a qualifying distribution to another retirement plan, or individual retirement account.

Note 4   Reconciliation of Financial Statements to Form 5500
         -----------------------------------------------------

                                                              December 31
                                                     --------------------------
                                                         1998           1997
                                                     ----------    ------------
Net assets available for benefits
 per the financial statements                        $5,172,169      $5,069,961
Amounts allocated to withdrawing
 Participants                                          (167,744)        (29,969)
                                                     ----------    ------------
Net assets available for benefits
 per Form 5500                                       $5,004,425      $5,039,992
                                                     ==========    ============

                   CSC OUTSOURCING INC. HOURLY SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   For the Two Years Ended December 31, 1998


The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500:

                                                               Year Ended
                                                            December 31, 1998
                                                            -----------------
Benefits paid to participants per the financial statements      $765,596
Add:  Amounts allocated to withdrawing participants at
December 31, 1998                                                167,744
Less: Amounts allocated to withdrawing participants at
December 31, 1997                                                (29,969)
                                                                --------
Benefits paid to participants per the Form 5500                 $903,371
                                                                ========

Amounts allocated to withdrawing participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to December 31, 1998 but not yet paid as of that date.

Note 5     Investment Funds
           ----------------

Participant contributions - Subject to rules the bargaining units have adopted, each participant has the right to designate one or more of the following investment funds established by the Committee for the investment of his or her compensation deferral contributions and after-tax contributions in percentages determined by the bargaining units.

The Fixed Income Fund
---------------------

The Fixed Income Fund represents holdings of units in a Master Trust investment vehicle and is managed by BlackRock Financial Management. The investment portfolio is actively managed and consists of short-term (1-3 year) fixed income instruments which include: U.S. Treasury and agency securities, corporate bonds, mortgage-backed securities and asset-backed fixed income securities. All of the Fund's assets are rated single-A or better at the time of purchase and all securities must be U.S dollar denominated. All new cash flows into the Fund are invested in this actively managed bond fund. At December 31, 1998 and 1997, the Plan's interest in the net assets of the Master Trust was approximately 0.97% and 0.44%, respectively. Investment income and administrative expenses relating to the Master Trust are allocated to individual plans based upon average monthly balances invested by each plan.

                   CSC OUTSOURCING INC. HOURLY SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   For the Two Years Ended December 31, 1998


The following table represents the fair value of investments for the Master
Trust.

                                                                    December 31
                                                           ----------------------------
                                                               1998            1997
                                                           ------------    ------------
Investments at fair value:
 Corporate bonds                                           $118,380,288    $105,242,979
 U.S. government securities                                  57,684,732      46,459,080
 Other bonds                                                 16,164,613       6,446,213
 Short-term investments                                       3,777,721       1,371,261
 Accrued income                                                 966,721       1,198,486
                                                           ------------    ------------
                                                           $196,974,075    $160,718,019

Investment income for the Master Trust is as follows:

                                                                    December 31
                                                           ----------------------------
                                                                1998            1997
                                                           ------------    ------------
Investment income:
 Net appreciation (depreciation)  in fair
  value of Investments                                     $  1,731,522    $    450,257
 Interest:
   Corporate bonds                                            6,710,396       4,037,722
   U.S. government securities                                 3,786,462       3,243,205
   Other bonds                                                  691,664         366,303
   Short-term investments                                       365,214         485,226
                                                           ------------    ------------
                                                             13,285,258       8,582,713
Less investment management fees                                (227,349)       (208,306)
                                                           ------------    ------------
                                                           $ 13,057,909    $  8,374,407
                                                           ============    ============

                   CSC OUTSOURCING INC. HOURLY SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   For the Two Years Ended December 31, 1998


Government Bond Fund
--------------------

This fund is invested in bonds issued or guaranteed by the U.S. Government or U.S. Government agencies. The Fund is managed by Mellon Capital with the objective of tracking to the Intermediate Government Bond Index.

The Active Equity Fund
----------------------

The Active Equity Fund is managed by Brinson Partners, Inc. The Fund is broadly diversified by issue and industry relative to the Wilshire 5000 index. The Fund is typically invested in 70% large capitalization and 30% intermediate and small capitalization stocks. The Fund may hold up to 50% in cash equivalents for portfolio risk management purposes. The Fund's objective is to maximize risk-adjusted total returns relative to the Wilshire 5000 index over a full economic cycle.

The Company Stock Fund
----------------------

Amounts allocated to this investment alternative will be used to purchase shares of Computer Sciences Corporation common stock that are held for the benefit of the participant. The performance of this investment depends upon the performance of Computer Sciences Corporation's stock. The Trustee may purchase Computer Sciences Corporation stock on national securities exchanges or elsewhere.

Note 6     Participant Loans
           -----------------

The Plan has a loan provision in place which is available to participants covered by certain bargaining units. The Plan allows participants to borrow from their vested account balances from a minimum of $500 up to a maximum of $50,000 or 50% of their vested account, subject to certain limitations. The loans bear interest at the prime rate quoted in the Wall Street Journal plus 1%, which is set on a quarterly basis.

Loan terms range from 1-5 years or up to 15 years for purchase of a primary residence. Loans are recorded at cost, which approximate fair value, on the Statement of Net Assets Available for Benefits.

The loans (which are accounted for in the Loan Fund) are deducted from the participants' accounts according to a priority specified in the Plan's loan rules and, within each account, pro rata from the funds based on their balances at the time. Loan repayments are reinvested in the participants' funds according to their current investment election. The repayments are similarly allocated among participants' accounts according to the priority specified in the Plan's rules.

Note 7     Benefits Payable
           ----------------

As of December 31, 1998 and 1997, net assets available for benefits included benefits of $167,744 and $29,969, respectively, due to participants who have withdrawn from participation in the Plan.

                   CSC OUTSOURCING INC. HOURLY SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   For the Two Years Ended December 31, 1998


Note 8    Investments 1998
          ----------------

                                  Principal
                                  Amount or                    Fair Value or
                                   Shares            Cost      Contract Value
                              ----------------   -----------   --------------
Fixed Income Fund
 Interest in Master Trust*      sh.  3,080,507    $1,188,504     $1,906,881
 BNY Short-Term Money
  Market Fund                            1,610         1,610          1,610

Government Bond Fund
 Mellon Capital:
  Government Bond Fund*         sh.      6,921       964,200        981,182
  Temporary Investment Fund                 73            73             73
 BNY Short-Term Money
  Market Fund                            1,185         1,185          1,185

Active Equity Fund
 Brinson Partners Inc.:
  U.S. Equity Portfolio*        sh.      4,155       830,813      1,591,617
  U.S. Cash Management Fund                  2             2              2
 BNY Short-Term Money
  Market Fund                            7,335         7,335          7,335

Company Stock Fund
 Computer Sciences
  Common Stock*                 sh.     10,380       222,716        666,915
 BNY Short-Term Money
  Market Fund                            4,382         4,382          4,382

Employee Loan Fund
 Participant Loan                   $   13,983        13,983         13,983
                                                  ----------     ----------
                                                  $3,234,803     $5,175,165
                                                  ==========     ==========
Total Long-Term Investments                       $3,220,216     $5,160,578
Total Short-Term Investments                          14,587         14,587
                                                  ----------     ----------
                                                  $3,234,803     $5,175,165
                                                  ==========     ==========

*represents investments greater than 5% of net assets

                   CSC OUTSOURCING INC. HOURLY SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   For the Two Years Ended December 31, 1998


Note 8     Investments 1997
           ----------------

                                Principal
                                Amount or                    Fair Value or
                                 Shares            Cost      Contract Value
                                ---------      -----------   --------------
Fixed Income Fund
 Guaranteed Investment
   Contracts:
  Hartford Life*               $   1,232,200   $1,232,200    $1,232,200
  Canada Life Insurance
   Company                            38,268       38,268        38,268
  Pacific Mutual Life
   Insurance                         104,106      104,106       104,106
  Prudential Life Insurance
   Company                            20,395       74,302        74,302
 Interest in Master Trust      sh. 1,173,484      124,382       120,628
 BNY Short-Term Money
  Market Fund                         21,195       21,195        21,195

Government Bond Fund
 Mellon Capital:
  Government Bond Fund*        sh.     7,450      970,317       972,097
  Temporary Investment Fund               44           44            44
 BNY Short-Term Money
  Market Fund                            780          780           780

Active Equity Fund
 Brinson Partners Inc.:
  U.S. Equity Portfolio*       sh.     4,325      807,043     1,502,152
  U.S. Cash Management Fund                2            2             2
 BNY Short-Term Money
  Market Fund                          2,211        2,211         2,211

Company Stock Fund
 Computer Sciences
  Common Stock*                sh.     5,249      199,055       438,292
 BNY Stort-Term Money
  Market Fund                             49           49            49

Employee Loan Fund
 Participant Loan                  $  17,258       17,258        17,258
                                               ----------    ----------
                                               $4,127,803    $5,063,929
                                               ==========    ==========

Total Long-Term Investments                    $4,103,522    $5,039,648
Total Short-Term Investments                       24,281        24,281
                                               ----------    ----------
                                               $4,127,803    $5,063,929
                                               ==========    ==========

*represents investments greater than 5% of net assets

                   CSC OUTSOURCING INC. HOURLY SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   For the Two Years Ended December 31, 1998


Note 9     Statements of Net Assets Available for Benefits by Fund
           -------------------------------------------------------

                                                                          December 31, 1998
                                             ---------------------------------------------------------------------------
                                               Fixed      Government      Active      Company     Employee
                                               Income        Bond         Equity       Stock       Loans        Total
                                             ----------   -----------   -----------   --------   ----------   ----------
Assets
 Investments
  Short-term investments                     $    1,610     $  1,258    $    7,337    $  4,382                $   14,587
  Long-term investments
   At fair value
    Interest in registered
     investment companies                                    981,182     1,591,617                             2,572,799
    CSC Company stock                                                                  666,915                   666,915
    Employee loans                                                                                 $ 13,983       13,983
    Interest in Master Trust                  1,906,881                                                        1,906,881
   At contract value
    Guaranteed investment contracts
 Receivables
  Participants' Contributions                       529          300           800         500                     2,129
  Employer Contributions                            698           53           485         176                     1,412
  Accrued Income                                     24            5            22           8                        59
  Interfund Transfers                               317         (176)         (283)        142                         0
  Other                                           7,352                      3,272                                10,624
                                             ----------     --------    ----------    --------     ---------  ----------
   Total Assets                               1,910,059      989,974     1,603,250     672,123       13,983    5,189,389
Liabilities
 Accrued Expenses                                 1,588          143         1,910                                 3,641
 Forfeitures Payable                                328                        865                                 1,193
 Other                                            7,352                      3,272       1,097          665       12,386
                                             ----------     --------    ----------    --------   ----------   ----------
   Total Liabilities                              1,916        7,495         6,047       1,097          665       17,220
                                             ----------     --------    ----------    --------   ----------   ----------
Net Assets Available for Benefits            $1,908,143     $982,479    $1,597,203    $671,026   $   13,318   $5,172,169
                                             ==========     ========    ==========    ========   ==========   ==========

                   CSC OUTSOURCING INC. HOURLY SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   For the Two Years Ended December 31, 1998


Note 9     Statements of Net Assets Available for Benefits by Fund
           -------------------------------------------------------

                                                                    December 31, 1997
                                             ------------------------------------------------------------------------
                                               Fixed      Government      Active     Company    Employee
                                               Income        Bond         Equity      Stock      Loans       Total
                                             ----------   -----------   ----------   --------   --------   ----------
Assets
 Investments
  Short-term investments                     $   21,195     $    824    $    2,213   $     49              $   24,281
  Long-term investments
   At fair value
    Interest in registered
     investment companies                                    972,097     1,502,152                          2,474,249
    CSC Company stock                                                                 438,292                 438,292
    Employee loans                                                                                $ 17,258     17,258
    Interest in Master Trust                    714,880                                                       714,880
   At contract value
    Guaranteed investment contracts           1,394,969                                                     1,394,969
 Receivables
  Participants' Contributions                     2,530          670         2,505      1,467                   7,172
  Employer Contributions                            738         (100)          469        343                   1,450
  Accrued Income                                     60            9            17         37                     123
                                             ----------     --------    ----------   --------     -------- ----------
   Total Assets                               2,134,372      973,500     1,507,356    440,188       17,258  5,072,674
Liabilities
 Accrued Expenses                                   318           78           927                              1,323
 Forfeitures Payable                                297                        607                                904
 Other                                                                                                 486        486
                                             ----------     --------    ----------   --------     -------- ----------
  Total Liabilities                                 615           78         1,534                     486      2,713
                                             ----------     --------    ----------   --------     -------- ----------
Net Assets Available for Benefits            $2,133,757     $973,422    $1,505,822   $440,188     $ 16,772 $5,069,961
                                             ==========     ========    ==========   ========     ======== ==========

                   CSC OUTSOURCING INC. HOURLY SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   For the Two Years Ended December 31, 1998


Note 9     Statements of Changes in Net Assets Available for Benefits by Fund
           ------------------------------------------------------------------

                                                                Year Ended December 31, 1998
                                        -----------------------------------------------------------------------------
                                           Fixed      Government      Active       Company    Employee
                                          Income         Bond         Equity        Stock       Loans        Total
                                        -----------   -----------   -----------   ---------   ---------   -----------
Additions to Net Assets
  Attributable to:
 Investment Income:
  Net Appreciation (Depreciation)
   in Fair Value of Investments         $    3,497      $ 15,495    $  127,499    $232,066                $  378,557
  Interest in Master Trust
   Investment Income                        89,229                                                            89,229
  Interest                                  52,289            92        29,075          91                    81,547
  Dividends                                               64,841                                              64,841
  Investment Management Fees                              (2,610)         (297)     (3,949)                   (6,856)
                                        ----------    ----------    ----------    --------     -------     ---------
                                           142,405        80,131       152,625     232,157                   607,318
                                        ----------      --------    ----------    --------     -------     ---------

 Contributions:
  Employee                                  62,919        22,284        59,776      40,912     $(3,454)      182,437
  Employer                                  27,186         9,954        25,742      15,167                    78,049
  Interfund Transfers                        6,581        (1,404)       (3,467)     (1,710)                        -
                                        ----------      --------    ----------    --------     -------    ----------
                                            96,686        30,834        82,051      54,369      (3,454)      260,486
                                        ----------      --------    ----------    --------     -------    ----------
   TOTAL ADDITIONS                         239,091       110,965       234,676     286,526      (3,454)      867,804
                                        ----------      --------    ----------    --------     -------    ----------

Deductions to Net Assets
  Attributable to:
 Distributions to Participants             464,705       101,909       143,295      55,687                   765,596
                                        ----------      --------    ----------    --------     -------    ----------
   TOTAL DEDUCTIONS                                      464,705       101,909     143,295      55,687       765,596
                                        ----------      --------    ----------    --------     -------    ----------
    NET INCREASE (DECREASE)               (225,614)        9,056        91,381     230,839      (3,454)      102,208
                                        ----------      --------    ----------    --------     -------    ----------

Net Assets Available for Benefits:
 Beginning of Year                       2,133,757       973,422     1,505,822     440,188      16,772     5,069,961
                                        ----------      --------    ----------    --------     -------    ----------
 End of Year                            $1,908,143      $982,478    $1,597,203    $671,027     $13,318    $5,172,169
                                        ==========      ========    ==========    ========     =======    ==========

                   CSC OUTSOURCING INC. HOURLY SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   For the Two Years Ended December 31, 1998


Note 9     Statements of Changes in Net Assets Available for Benefits by Fund
           ------------------------------------------------------------------

                                                                Year Ended December 31, 1997
                                        -----------------------------------------------------------------------------
                                           Fixed      Government      Active       Company    Employee
                                          Income         Bond         Equity        Stock       Loans        Total
                                        -----------   -----------   -----------   ---------   ---------   -----------
Additions to Net Assets
  Attributable to:
 Investment Income:
  Net Appreciation (Depreciation)
   in Fair Value of Investments         $      374      $  4,076    $  197,464    $ (2,187)               $  199,727
 Interest in Master Trust
  Investment Income                         19,303                                                            19,303
 Interest                                  154,354           306           272         100                   155,032
 Dividends                                                68,760        29,119       9,532                   107,411
 Investment Management Fees                                 (282)         (339)     (3,471)                   (4,092)
                                        ----------      --------    ----------    --------    --------    ----------
                                           173,749        72,803       223,384       7,445                   477,381
                                        ----------      --------    ----------    --------    --------    ----------

 Contributions:
  Employee                                  65,498        23,376        61,263      35,541    $ (2,128)      183,550
  Employer                                  28,880         9,815        26,452      14,052                    79,199
  Interfund Transfers                       (1,345)         (444)          826         963                         -
                                        ----------      --------    ----------    --------    --------    ----------
                                            93,033        32,747        88,541      50,556      (2,128)      262,749
                                        ----------      --------    ----------    --------    --------    ----------
   TOTAL ADDITIONS                         266,782       105,550       311,925      58,001      (2,128)      740,130
                                        ----------      --------    ----------    --------    --------    ----------

Deductions to Net Assets
  Attributable to:
 Distributions to Participants             683,460       121,979       113,206      45,966     (18,900)      945,711
                                        ----------      --------    ----------    --------    --------    ----------
   TOTAL DEDUCTIONS                        683,460       121,979       113,206      45,966     (18,900)      945,711
                                        ----------      --------    ----------    --------    --------    ----------
    NET INCREASE (DECREASE)               (416,678)      (16,429)      198,719      12,035      16,772      (205,581)
                                        ----------      --------    ----------    --------    --------    ----------

Net Assets Available for Benefits:
 Beginning of Year                       2,550,435       989,851     1,307,103     428,153                 5,275,542
                                        ----------      --------    ----------    --------    --------    ----------
 End of Year                            $2,133,757      $973,422    $1,505,822    $440,188    $ 16,772    $5,069,961
                                        ==========      ========    ==========    ========    ========    ==========

                                  SIGNATURES


The Plan. Pursuant to the requirements of the Securities Act of 1934, the Computer Sciences Corporation Retirement Plans Committee has duly caused this annual report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   CSC OUTSOURCING INC. HOURLY SAVINGS PLAN



Date: June 25, 1999                By:  /S/ LEON J. LEVEL
                                      -------------------------------------
                                      Leon J. Level
                                      Chairman,
                                      Computer Sciences Corporation
                                      Retirement Plans Committee

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Computer Sciences Corporation Registration Statement No. 333-00757 on Form S-8 of our report dated June 11, 1999, appearing in this Annual Report on Form 11-K of the CSC Outsourcing Inc. Hourly Savings Plan for the year ended December 31, 1998.


/S/ DELOITTE & TOUCHE LLP

Los Angeles, California
June 25, 1999

1998
Form 5500 Item 27(a)
CSC Outsourcing Inc. Hourly Savings Plan
EIN 88-0276684

SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
-----------------------------------------------

(a)  (b) Identity of issue,                          (c) Description of investment including   (d) Cost     (e) Current Value
           borrower, lessor                          maturity date, rate of interest,
           or similar party                          collateral, par or maturity value
     --------------------------------                ---------------------------------------   ----------  ------------------
     Mellon Capital Management Corp.                 Mutual Fund - Government Bond Fund        $  964,200          $  981,182
     Brinson Trust Company, Inc.                     Mutual Fund - U.S. Equity Portfolio          830,813           1,591,617
 *   Computer Sciences Corporation                   Common Stock                                 222,716             666,915
 *   Computer Sciences Corporation                   Employee Loan Fund (9.25%, 3/29/02)           13,983              13,983
     Brinson Trust Company, Inc.                     U.S. Cash Management Fund                          2                   2
     Mellon Capital Management Corp.                 Mellon Bank Temporary Investment Fund             73                  73
 *   Bank of New York                                BNY Short-Term Money Market Fund              14,512              14,512
                                                     ---------------------------------------   ----------          ----------

Total Assets Held for Investment
 Purposes                                                                                      $2,046,299          $3,268,284
                                                                                               ==========          ==========

* represents party in interest

1998
Form 5500 Item 27(d)
CSC Outsourcing Inc. Hourly Savings Plan
EIN 88-0276684


                      SCHEDULE OF REPORTABLE TRANSACTIONS
                      -----------------------------------

Single Transactions in Excess of 5%
-----------------------------------

                                                                                             (h) Current Value
(a) Identity of               (b) Description   (c) Purchase   (d) Selling     (g) Cost of       of Asset on        (i) Net Gain
    Party Involved                of Asset          Price          Price           Asset         Transaction Date       or (Loss)
-------------------            ---------------  -----------    ----------      -----------   --------------------   ------------
Bank of New York              Short-Term Money
                               Market Fund
 - Purchase                                       $  264,669                   $  264,669        $  264,669
 - Purchase                                        1,271,087                    1,271,087         1,271,087
 - Sale                                                        $  267,396         267,396           267,396             -
 - Sale                                                         1,284,449       1,284,449         1,284,449             -

Hartford Life                 Guaranteed
 Insurance Co.                Investment
                              Contract
 - Sale                                                         1,279,222       1,279,222         1,279,222             -

1998
Form 5500 Item 27(d)
CSC Outsourcing Inc. Hourly Savings Plan
EIN 88-0276684

                        SCHEDULE OF REPORTABLE TRANSACTIONS
                        -----------------------------------

Series Transactions in the Aggregate in Excess of 5%
----------------------------------------------------

                                                                                              (h) Current Value
(a) Identity of               (b) Description   (c) Purchase     (d) Selling   (g) Cost of        of Asset on        (i) Net Gain
    Party Involved                of Asset          Price            Price         Asset          Transaction Date       or (Loss)
-------------------           ---------------  ----------------  ----------   -----------     --------------------   ---------------
Bank of New York              BNY Short-Term
                              Money Market
                              Fund
 - Purchases                                    $2,345,620                     $2,345,620         $2,345,620
 - Sales                                                         $2,355,344     2,355,344          2,355,344             -

Hartford Life                 Guaranteed
 Insurance Co.                Investment
                              Contract
 - Purchases                                        47,022                         47,022             47,022
 - Sales                                                          1,279,222     1,279,222          1,279,222             -